                                                                  EXHIBIT (a)(3)

                         Notice of Guaranteed Delivery

                     for Tender of Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)

                                      of

                        Homestead Village Incorporated

                                      at

                              $4.10 Net Per Share

                                      by

                          HSD Acquisition Corporation
                      an indirect wholly owned subsidiary
                                      of
                      Security Capital Group Incorporated
                   (Not to be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined herein) if (a) certificates representing shares of common stock, par value $.01 per share, of Homestead Village Incorporated, a Maryland corporation, and the associated Rights (as defined in the Offer to Purchase), are not immediately available;
(b) time will not permit all required documents to reach EquiServe (the "Depositary"), on or prior to the expiration date of the Offer; or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile to the Depositary. See "THE OFFER--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                       The Depositary for the Offer is:
                                   EquiServe

     By First Class Mail:                 By Hand:                 By Overnight Courier:
          EquiServe            Securities Transfer & Reporting           EquiServe
   Attn: Corporate Actions              Services Inc.             Attn: Corporate Actions
        P.O. Box 8029                   c/o EquiServe                150 Royall Street
    Boston, MA 02266-8029       100 Williams Street, Galleria         Canton, MA 02021
                                     New York, NY 10038
   Facsimile Transmission:                                       Telephone to Confirm Fax:
      (781) 575-2232 or                                                (800) 730-6001
        (781) 575-2233

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as listed above does not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:
   The undersigned hereby tenders to HSD Acquisition Corporation, a Maryland corporation and an indirect wholly owned subsidiary of Security Capital Group Incorporated, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (the term "Shares" includes the associated Rights unless the context otherwise requires) indicated below pursuant to the guaranteed delivery procedures set forth under "THE OFFER--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase:

 -----------------------------------
     Name(s) of Record Holder(s)

 -----------------------------------

 -----------------------------------
             Address(es)

 -----------------------------------
                            Zip Code

 -----------------------------------
      (Area Code) Telephone No.

 X _________________________________

 X _________________________________
  Signature(s) of Record Holder(s)



 -----------------------------------
          Number of Shares

 -----------------------------------
  Certificate No(s). (if available)

 Indicate account number at Book-
 Entry Transfer Facility if Shares
 will be tendered by book-entry
 transfer:

 -----------------------------------
           Account Number

 Dated: ______________________, 2000

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, either of Share Certificates evidencing all Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

 ----------------------------------         X _______________________________
            Name of Firm                           Authorized Signature

 ----------------------------------
              Address                       ----------------------------------
                                                Name (Please Print or Type)

 ----------------------------------
                          Zip Code          ----------------------------------
                                                          Title

 ----------------------------------         Dated: _____________________, 2000
     (Area Code) Telephone No.


             NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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